Exhibit 10.4

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 21, 2006 (this “Agreement”), is entered into by and among DRIVEITAWAY, INC., a Delaware corporation (hereinafter collectively referred to as the “Pledgor”) and the Holders of those certain 12% Senior Secured Convertible Debentures due September 21, 2007 (or such earlier contingent date as set forth therein) in the original aggregate principal amount of $1,000,000 (the “Debentures”), issued by Zone Mining Limited, a Nevada corporation (whether one or more, the “Debtor”), to Trident Growth Fund, L.P., the Holder thereof (whether one or more, the “Secured Parties”) in connection with that certain Securities Purchase Agreement of even date herewith entered into by and between the Debtor and the Secured Parties (the “Purchase Agreement”).

W I T N E S S E T H:

 WHEREAS, pursuant to the Debentures, the Secured Parties have agreed to extend certain loans described above to the Debtor as evidenced by the Debentures; and

WHEREAS, the Pledgor has executed a merger agreement with the Debtor providing for the merger of Pledgor into and with ZM Acquisition Corp., and Pledgor will receive loans and other financial assistance from the Debtor and will directly benefit in a material way from the loans evidenced by the Debentures; and

 WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Debentures, the Pledgor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties a perfected first priority security interest in all property of the Pledgor to secure the prompt payment, performance and discharge in full of all of the Debtor’s obligations under the Debentures.

 NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the Uniform Commercial Code (the “UCC”) shall have the respective meanings given such terms in Article 9 of the UCC, and capitalized terms not otherwise defined herein shall have the meaning given them in the Purchase Agreement.

(a) “Collateral” means, as such terms are defined in Section 9.102 of the UCC: all “collateral,” “accounts,” “chattel paper” (including, but not limited to tangible and electronic chattel paper), “commercial tort claims,” “commodity contracts,” “commodity accounts,” “deposit accounts,” “documents,” “equipment,” “farm products,” “fixtures,” “general intangibles” (including “payment intangibles” and “software”), “goods,” “health care insurance receivables,” “instruments,” “inventory,” “investment property,” “letter of credit rights,” “mortgages,” and “records” of the Pledgor, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all “proceeds” (cash or noncash) (as defined in Article 9 of the UCC) thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same. Without in any way limiting the generality of the foregoing, if not already included in the Collateral described above, the term “Collateral” shall also include, as defined in plain English: All machinery, equipment, computers, computer programs, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, contract rights, partnership interests, stock or other securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by Pledgor) computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit and investment accounts and income tax refunds, insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to same, including any right of stoppage in transit, business papers together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Pledgor’s businesses and all improvements thereto.

(b) “Obligations” means all of the Debtor’s obligations under the Transaction Documents, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

2. Grant of Security Interest. As an inducement for the Secured Parties to extend the loan as evidenced by the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Pledgor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a continuing security interest in and to, a lien upon and a right of set-off against all of its right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”).

3. Representations, Warranties, Covenants and Agreements of the Pledgor. The Pledgor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a) The Pledgor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Pledgor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Pledgor and no further action is required by the Pledgor.

(b) The Pledgor represents and warrants that it has no place of business or offices where its books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. The state of organization and the organization number for the Pledgor is correctly shown on Schedule B attached hereto.

(c) The Pledgor is the sole owner of the Collateral (except for non-exclusive licenses granted by the Pledgor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, Pledgor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d) No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or Pledgor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to Pledgor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to Pledgor’s right to keep and maintain such Collateral in full force and effect, and there is no Proceeding involving said rights pending or, to the best knowledge of the Pledgor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) The Pledgor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) if requested by the Secured Parties in writing, evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral.

(f) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon the filing by the Secured Parties with the Secretary of State of Delaware a properly completed UCC-1 financing statement describing the Collateral in accordance with the requirements of the UCC, a perfected first priority security interest in such Collateral.

(g) The Pledgor hereby authorizes the Secured Parties to file one or more financing statements under the UCC, with respect to the Security Interest with the proper filing and recording agencies in any jurisdiction deemed proper by them.

(h) The execution, delivery and performance of this Agreement by the Pledgor does not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Pledgor’s debt or otherwise) or other understanding to which the Pledgor is a party or by which any property or asset of the Pledgor is bound or affected. No consent (including, without limitation, from stockholders or creditors of the Pledgor) is required for the Pledgor to enter into and perform its obligations hereunder.

(i) The Pledgor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 11 hereof. The Pledgor hereby agrees to defend the same against any and all persons. The Pledgor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Secured Parties, the Pledgor will sign and deliver to the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Parties and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Parties to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Pledgor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Pledgor shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(j) The Pledgor will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by the Pledgor in its ordinary course of business and sales of “inventory”), sell or otherwise dispose of any of the Collateral not in the ordinary course of its business without the prior written consent of the Secured Parties.

(k) The Pledgor shall keep and preserve its “equipment,” “inventory” and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(l) The Pledgor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest therein.

(m) The Pledgor shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to the Pledgor’s intellectual property (“Intellectual Property Security Agreement”) in which the Secured Parties have been granted a security interest hereunder, substantially in a form acceptable to the Secured Parties, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(n) The Pledgor shall permit the Secured Parties and their respective representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Parties from time to time.

(o) The Pledgor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(p) The Pledgor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Pledgor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(q) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of the Pledgor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(r) The Pledgor shall at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its business.

(s) The Pledgor will not change its name, corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change and, at the time of such written notification, Pledgor shall provide any financing statements or fixture filings necessary to perfect and continue perfected the perfected first priority Security Interest granted and evidenced by this Agreement.

(t) The Pledgor may not consign any of its “inventory” or sell any of its “inventory” on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Secured Parties which shall not be unreasonably withheld.

(u) The Pledgor may not relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, the Pledgor provides any financing statements or fixture filings necessary to perfect and continue the Security Interest granted and evidenced by this Agreement.

4. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Debentures) under the Debentures;

(b) Any representation or warranty of the Pledgor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by the Pledgor to observe or perform any of its obligations hereunder for five (5) days after delivery to Pledgor of notice of such failure by or on behalf of a Secured Party; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Pledgor, or a Proceeding shall be commenced by the Pledgor, or by any governmental authority having jurisdiction over the Pledgor, seeking to establish the invalidity or unenforceability thereof, or the Pledgor shall deny that it has any liability or obligation purported to be created under this Agreement.

5. Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Pledgor shall, upon receipt of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties for application to the satisfaction of the Obligations.

6. Rights and Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Parties shall have the following rights and powers:

(a) The Secured Parties shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and Pledgor shall assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at the Pledgor’s premises or elsewhere, and make available to the Secured Parties, without rent, all of the Pledgor’s respective premises and facilities for the purpose of the Secured Parties taking possession of, removing or putting the Collateral in saleable or disposable form.

(b) The Secured Parties shall have the right to operate the business of the Pledgor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Parties may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Pledgor or right of redemption of a Pledgor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Parties may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Pledgor, which are hereby waived and released.

7. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Parties in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations to the Secured Parties based on the then outstanding principal amount of the Debentures, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Pledgor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtor will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Parties.

8. Costs and Expenses. The Pledgor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties. The Pledgor shall also pay all other claims and charges which in the reasonable opinion of the Secured Parties might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Pledgor will also, upon demand, pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

9. Responsibility for Collateral. The Pledgor assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

10. Security Interest Absolute. All rights of the Secured Parties and all Obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Pledgor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Pledgor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, the Pledgor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Pledgor waives all right to require the Secured Parties to proceed against any other person or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. The Pledgor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

11. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Debentures have been made in full or have been satisfied and all other costs, expenses, fees or other obligations of Debtor under the Debenture have been paid or discharged. Upon such termination, the Secured Parties, at the request and at the expense of the Pledgor, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

12. Power of Attorney; Further Assurances.

(a) The Pledgor authorizes the Secured Parties, and do hereby make, constitute and appoint the Secured Parties and its respective officers, agents, successors or assigns with full power of substitution, as the Pledgor’s true and lawful attorney-in-fact, with power, in the name of the Secured Parties or the Pledgor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Parties, and at the expense of the Pledgor, at any time, or from time to time, all acts and things which the Secured Parties deem necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Debentures all as fully and effectually as the Pledgor might or could do; and the Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b) On a continuing basis, the Pledgor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Parties, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Parties the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) The Pledgor hereby irrevocably appoints the Secured Parties as the Pledgor’s attorney-in-fact, with full authority in the place and instead of the Pledgor and in the name of the Pledgor, from time to time in the Secured Parties’ discretion, to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Pledgor where permitted by law.

13. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement.

14. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Person, then the Secured Parties shall have the right, in their sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

15. Best Efforts for Licensed Collateral. Notwithstanding any other provision contained herein or any of the Transaction Documents, upon the occurrence of an Event of Default, the Pledgor hereby agrees that with respect to any part of the Collateral which may require the consent of any third party or third parties in order for Pledgor to transfer and/or convey its interest in and to such Collateral to the Secured Parties, as may be required in accordance herewith, Pledgor agrees to and shall use its best efforts to obtain such consents or approvals in as expedient a manner as possible.

16. Miscellaneous.

(a) No course of dealing between the Pledgor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d) In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Debentures (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Dallas, Texas. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Dallas, Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

 IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

DEBTOR DRIVEITAWAY, INC. By: /s/ David M. Sola Name: David M. Sola Title: Chief Executive Officer	Address for Notice and Delivery: 213 W. Institute Place Suite 408 Chicago, IL 60610 Telephone: (312) 654-8650 Facsimile: (312) 654-8718 Attn: _____________________

Exhibit 10.4

SECURED PARTIES’ SIGNATURE PAGE

SECURED PARTIES:

TRIDENT GROWTH FUND, L.P.

By: TRIDENT MANAGEMENT, LLC, its
GENERAL PARTNER

By: /s/ Scotty Cook
Name: Scotty Cook
Title: Authorized Member

Address for Notice and Delivery

700 Gemini
Houston, TX 77058
Telephone: (281) 488-8484
Facsimile: (281) 488-5353
Attn: Larry St. Martin

Exhibit 10.4

SCHEDULE A

Principal Place of Business:

213 W. Institute Place
Suite 408
Chicago, IL 60610

Locations Where Collateral is Located or Stored:

213 W. Institute Place
Suite 408
Chicago, IL 60610

Exhibit 10.4

SCHEDULE B

Driveitaway, Inc.:

State of Organization Delaware

Organization Number 3099756

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